SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 02, 2000


                             MB Software Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                 0-11808             59-2219994
 ----------------------------    ----------------    --------------------
 (State or other jurisdiction    (Commission File    (IRS Employer
         incorporation)             Number)           Identification No.)



        2225 E. Randol Mill Road Suite 305, Arlington, Texas     76011
        ----------------------------------------------------------------
              (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code       817-633-9400
                                                   ----------------------




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Item 5.   Effective  July 20, 2000,  MB  Software  Corporation   (the "Company")
entered into an Exclusive License Agreement (the "License Agreement") with Screen PhoneNet. Inc. ("ScreenPhone"). Pursuant to the License Agreement, ScreenPhone granted to the Company the exclusive right to sell, distribute,
sublicense   and  use  Screen   Phone's   Internet   access  screen  phones  and
ScreenPhone's application and service package in the vertical healthcare market in the United State as a pain management and patient communication system, known as PatientMED 2000.

The license granted to the Company by ScreenPhone under the License Agreement will allow the Company to have a direct communication tool with its patients through vertical healthcare markets. The Company will also market the licensed units and products to various medical facilities, including, but not limited to clinics and hospitals. A copy of the License Agreement is attached to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits.

The following is a list of exhibits filed as part of this Current Report on Form 8-K. No financial statements are applicable to the event described in Item 5 above.

EXHIBIT

Number   Description of Exhibit
------   ----------------------

1.1    Exclusive License Agreement by and between the Company and ScreenPhone

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 02, 2000
                                            MB Software Corporation

                                             /s/ Scott A. Haire
                                            ----------------------------------
                                            Scott A. Haire, Chairman of the
                                            Board, Chief Executive Officer
                                            And President (Principal Financial
                                            Officer)




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